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                                                                         ITEM 10


                               STOCK BUY-BACK PLAN
                                       OF
                             HARMON INDUSTRIES, INC.


                              STATEMENT OF PURPOSE

     The purpose of this Stock Buy-Back Plan (the "Plan") is to enable Harmon Industries, Inc. (the "Company"), to purchase outstanding Common Stock of the Company either through private negotiated transactions or through open market purchases.

                                STATEMENT OF PLAN

     1. ADMINISTRATION. The Plan shall be administered by a Stock Buy-Back Committee (the "Committee"), composed of three members. The committee shall consist of the President of the Company, the Executive Vice President-Finance of the Company and any one of the outside directors sitting on the Ad Hoc Committee on Change of Control. In the absence or unavailability of either the President or the Executive Vice President-Finance, an outside director sitting on the Ad Hoc Committee on Change of Control shall replace him during the period of absence or unavailability. Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, and to make all other determinations necessary or advisable for its administration.

     2. SHARES SUBJECT TO THE PLAN. The Committee may provide for the purchase in the aggregate of up to 150,000 shares of the outstanding Common Stock of the Company with funds of the Corporation subject to (i) approval by securities counsel as to compliance with applicable federal and state securities laws, including but not limited to rule 10(b)-18 of the Securities and Exchange Act of 1934, as amended, and (ii) compliance with applicable state law regarding redemption or repurchase of shares of the corporation's stock.

     3. PRICE. The price to be paid for purchase of outstanding Common Stock of the Company shall be within the parameters established by the Board of Directors from time to time and subject to authorization by the Committee.

     4. PURCHASES. The officers of the Corporation shall execute and carry out purchases of outstanding Common Stock of the Company, as authorized by the Committee subject to compliance with applicable law.

     5. RESTRICTION ON SHARES PURCHASED. Shares of the Company purchased pursuant to this Plan shall be held, initially, as


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treasury shares.  Such shares may, thereafter, be utilized for any purpose permitted by applicable law and the bylaws of the Company and approved by the Board of Directors.

     6. NOTIFICATION. The Committee shall notify the Board of Directors of any stock purchases completed under this Plan as soon as practicable after such purchases.

     7. EFFECTIVE DATE AND TERMINATION OF PLAN. This Plan has been adopted by the Board of Directors on August 10, 1995. The Board of Directors may terminate this Plan at any time.

     8. AMENDMENT OF PLAN. The Board of Directors may at any time amend the Plan.


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